Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-123654, 333-85711, and 333-102200) and Form S-8 (Nos. 2-94539, 33-49693, 333-03055, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131, 333-117132 and 333-143701) of National Fuel Gas Company of our report dated November 29, 2007 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Buffalo, New York
November 29, 2007